Exhibit 10.1

GUARANTEE
GUARANTEE, dated as of November 1, 2019 (this “Guarantee”), made by Cerecor Inc. (the “Guarantor”), in favor of Deerfield CSF, LLC, Peter Steelman and James Flynn (each a “Guaranteed Party” and collectively, the “Guaranteed Parties”).
WHEREAS, Avadel US Holdings, Inc., Avadel Pharmaceuticals plc, and certain of their affiliated parties (collectively, “Avadel”) and the Guaranteed Parties, are parties to that certain Membership Interest Purchase Agreement, dated February 5, 2016 (the “MIPA”);
WHEREAS, Avadel entered into an Asset Purchase Agreement with the Guarantor dated February 12, 2018 (the “Prior APA”);
WHEREAS, the Guarantor has entered into an Asset Purchased Agreement with Aytu BioScience, Inc. (“Debtor”), dated as of or about the date hereof (the “APA”);
WHEREAS, under the APA, Debtor will purchase certain assets from the Guarantor and assume certain of the Guarantor’s liabilities, including all of the Guarantor’s assets and liabilities arising under the MIPA and, to the extent related to or arising out of the operation of the Business (as defined in the APA) after the Closing (as defined in the APA), the Prior APA (the “Assignment”);
WHEREAS, notwithstanding the Assignment, Avadel remains obligated to the Guaranteed Parties under such assigned rights and obligations;
WHEREAS, in connection with the Assignment, the Guaranteed Parties have requested that the Guarantor provide this Guarantee and the Guarantor is willing to provide such Guarantee; and
WHEREAS, Armistice Capital Master Fund, Ltd. also intends to provide a guarantee of the Obligations (as defined below) in favor of the Guaranteed Parties dated on or about the date hereof (the “Armistice Guarantee”);
NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by the Guarantor, the Guarantor hereby agrees in favor of the Guaranteed Parties as follows:
1.Guarantee. The Guarantor hereby unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees the prompt payment and performance to the Guaranteed Parties when due of any amounts or obligations set forth in Section 1.2(a), Section 1.6(a), Section 1.6(b), and Section 1.6(g) of the MIPA (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) (collectively, the “Primary Obligations”). The Guarantor further agrees that, with respect to Debtor’s obligation to pay the Deferred Payments pursuant to Section 1.6(a) of the MIPA, if the aggregate of the Deferred Payments made by Debtor in any full calendar month between (and including) November 1, 2019 and February 5, 2026 is less than $100,000 and the Guaranteed Parties have not received payment of such deficiency when due, then the Guarantor shall pay to the Guaranteed Parties the amount of such deficiency (the “Deferred Obligation”), it being agreed that, if Debtor’s obligation to pay the Deferred Payments is still in effect, the foregoing

Deferred Obligation shall be prorated on a daily basis for the month of February 2026; provided, however, that if Debtor’s obligation to pay the Deferred Payments terminates because $12,500,000 of Deferred Payments has been paid in the aggregate to the Guaranteed Parties (including payments prior to the date hereof), the foregoing obligation of Guarantor shall no longer be in effect. The Deferred Payment Obligation and the Primary Obligations hereinafter collectively referred to as, the “Obligations”.
2.    Payment by Guarantor. If all or any part of the Obligations shall not be punctually paid when due, whether at demand, maturity, acceleration or otherwise, the Guarantor shall, immediately upon demand by the Guaranteed Parties, and without presentment protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity, or any other notice whatsoever, but subject to the other terms of this Guarantee, pay in lawful money of the United States of America, the amount then due on the Obligations to the Guaranteed Parties at the Guaranteed Parties’ address set forth herein. Such demand(s) may be made at any time coincident with or after the time any of the Obligations become due. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
3.    [Reserved].
4.    No Duty To Pursue Others. It shall not be necessary for the Guaranteed Parties (and the Guarantor hereby waives any rights that the Guarantor may have to require the Guaranteed Parties), in order to enforce the obligations of the Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Debtor or any other party that may be liable on the Obligations, (ii) enforce the Guaranteed Parties’ rights against any collateral which shall have been given to secure the Obligations, (iii) enforce the Guaranteed Parties’ rights against any other guarantors of the Obligations, (iv) join Debtor or any other party liable on the Obligations in any action seeking to enforce this Guarantee, or (v) resort to any other means of obtaining payment of the Obligations; provided, however, that if the Guaranteed Parties enforce their rights against collateral given by Debtor or the Guarantor, the Obligations shall be reduced accordingly.
5.    Amount. The aggregate amount covered by this Guarantee shall not exceed $25,875,000 less any amount paid pursuant to the Armistice Guarantee, plus reasonable costs and expenses, if any, including reasonable attorneys’ fees, incurred by the Guaranteed Parties to enforce any of its rights hereunder; provided, however, that such costs and expenses shall be payable by the Guarantor only to the extent the Guaranteed Parties are successful in enforcing this Guarantee (collectively, the “Guaranteed Cap”). The Guarantor’s liability under this Guarantee is specifically limited to the payment and performance of the Obligations (even if such Obligations are deemed to be damages).
6.    Release of Obligations. This Guarantee will remain in full force and effect until all of the Obligations are irrevocably and unconditionally performed and paid in full or Debtor ceases to have any obligations in respect thereof in accordance with the terms of the APA.
7.    Nature of Guarantee. This Guarantee may not be revoked by the Guarantor and shall continue to be effective with respect to any Obligations arising or created after any attempted revocation by the Guarantor. In the event that any payment of the Debtor to the Guaranteed Parties in respect of any Obligations is rescinded or must otherwise be returned to the Debtor or surrendered to any person for any reason whatsoever, then the Obligations or part thereof intended to be satisfied shall be reinstated or returned by the Guaranteed Parties to the Guarantor, and this Guarantee shall continue to be effective as if such payment had not been made or value received notwithstanding any revocation thereof; provided, however, that the Guaranteed Cap shall be reduced by the amount of such rescinded or returned payment.
8.    Obligations Not Reduced by Offset. The Obligations and the liabilities and obligations of Guarantor to the Guaranteed Parties hereunder shall not be reduced, discharged, or released because or by reason of any existing or future offset, claim or defense of Debtor, or any other party, against a Guaranteed Party or against payment of the Obligations, whether such offset, claim or defense arises in connection with the Obligations (or the transactions creating the Obligations) or otherwise; provided, however, that if a Guaranteed Party proceeds against the Guarantor under the Obligations, the Guarantor shall be afforded all rights and defenses against such claim as would be available to the Debtor in connection with such claim.
9.    Liability Absolute. Without limiting the generality of the foregoing, the liability of the Guarantor will not be released, discharged, diminished, limited or otherwise affected by: (i) any change in the name, existence, structure, powers, business, constitution, objects, capital, constating documents, by-laws, control or ownership of the Debtor, the Guarantor or any other person, or (ii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Debtor, it being the intention of the Debtor and the Guarantor that the Guarantor’s obligations hereunder shall not be discharged except by (a) the Guarantor’s or Debtor’s performance of such obligations, and then only to the extent of such performance, or (b) any other termination of such obligations, and then only to the extent of such termination.
10.    Waivers. Guarantor agrees to the provisions of the APA, and hereby waives notice of (i) acceptance of this Guarantee, (ii) any amendment of the APA, (iii) the execution and delivery by Debtor and the Guaranteed Parties of any other agreement arising under or in connection with the APA, (iv) the occurrence of any breach by Debtor or an event of default; (v) the Guaranteed Parties’ transfer or disposition of the Obligations, or any part thereof, (vi) protest, proof of non-payment or default by Debtor, or (vii) any other action at any time taken or omitted by a Guaranteed Party, and, generally, all demands and notices of every kind in connection with this Guarantee or the APA, any documents or agreements evidencing, securing or relating to any of the Obligations and the obligations hereby guaranteed. Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Buyer or any of them with respect to the Obligations (b) notice of the existence or creation or non-payment of all or any of the Obligations, and (c) all diligence in collection or protection of or realization upon any Obligations or any guaranty of any Obligations.
11.    Governing Law; Attornment. This Guarantee shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any action, suit or other proceeding, at law or in equity, arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall only be brought in any state or federal court located in Delaware. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN SUCH COURTS. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY AND EXCLUSIVELY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN PARAGRAPH.
12.    Successors and Assigns. The provisions of this Guarantee will be binding upon and inure to the benefit of the Guaranteed Parties and will be binding upon the Guarantor and its successors. This Guarantee may not be assigned by the Guarantor or the Guaranteed Parties without the prior written consent of the other.
13.    Severability. Wherever possible, any provision in this Guarantee which is held invalid or unenforceable by a court of competent jurisdiction from which no further appeal has or is taken shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee, and any such invalidity or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
14.    Notice. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by transmission-mail (with confirmation of transmission other than by means of an automatically- generated reply) or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows (or at such other address for a party as shall be specified by like notice):
If to the Guaranteed Parties:

780 Third Avenue 37th Floor
New York, NY 10017
Fax: (212) 573-8111
Email:
Attention: James E. Flynn, Peter Steelman, David J. Clark

with a copy to (which shall not constitute notice):

Robinson, Bradshaw & Hinson, P.A.
101 North Tryon Street, Suite 1900
Charlotte, NC 28246
Fax: (704) 339-3428
Email: mhenry@robinsonbradshaw.com
Attention: Mark O. Henry
If to the Guarantor:
540 Gaither Road, Suite 400,
Rockville, Maryland 20850
Attention: Joe Miller
Email: jmiller@cerecor.com

with a copy to (which shall not constitute notice):

Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607
Attention: Don Reynolds
Email: dreynolds@wyrick.com
provided that any notice received at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day.
15.    Amendment. No term or provision of this Guarantee shall be amended, modified, altered, waived or supplemented except in a writing signed by Guarantor and the Guaranteed Parties.
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THIS GUARANTEE executed effective the date first written above.

Cerecor Inc.

By:	/s/ Joseph Miller
Name: Joseph Miller
Title: Chief Financial Officer
Acknowledged and accepted:
Deerfield CSF, LLC

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

/s/ Peter Steelman
Peter Steelman

/s/ James Flynn
James Flynn